EXHIBIT (p)(2)(l)

                             LEE FINANCIAL GROUP
                         LEE FINANCIAL SECURITIES, INC.
                               CODE OF ETHICS

                                ATTACHMENT A
                        Effective:  February 1, 2005
                        Amended:  September 1, 2008

List of Access Persons
Clementine Benemerito - Administration
Andrea Chan - Wealth Manager
Summer Chun - Wealth Manager
Louis D'Avanzo - Vice President, Portfolio Manager
Christina Morneau-Dyas - Administration
William Evans - Administration
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Senior Wealth Manager
Jean Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Ai-Chun Rakieten - Administration
Makana Reilly - Administration
Nora Simpson - Vice President, CCO, CFO

List of Investment Personnel
Andrea Chan - Wealth Manager
Summer Chun - Wealth Manager
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Senior Wealth Manager
Jean Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Nora Simpson - Vice President, CCO, CFO

Review Officer
Nora Simpson - Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Director